EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Praegitzer Industries, Inc. on Form S-1 of our report dated August 6, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.



ONG BOON BAH & CO.

ONG BOON BAH & CO.

Kuala Lumpur, Malaysia
August 26, 1998